                Exhibit 99.2

News Release

402 Industrial Lane
Birmingham, AL  35211
205-942-3737

Contact:        R. Todd Noden
Chief Financial Officer
(205) 942-3737 ext. 4808

ANDERSON FAMILY PROPOSES TRANSACTION TO
ACQUIRE 100% OF PUBLIC INTEREST IN BOOKS-A-MILLION, INC.

BIRMINGHAM, AL (January 29, 2015) – Books-A-Million, Inc. (NASDAQ:BAMM) On January 29, 2015, Books-A-Million, Inc. announced the receipt of a non-binding proposal from Clyde B. Anderson, Executive Chairman of the Company, on behalf of the Anderson family, to acquire certain outstanding shares of the common stock of Books-A-Million, Inc., at a cash purchase price of $2.75 per share. In the proposed potential transaction, the Anderson family would acquire all of the outstanding shares of common stock of the Company not currently owned by the Anderson family through a merger of the Company with a newly formed acquisition vehicle that the Anderson family would control. The Company intends to promptly review the proposal.

A copy of Mr. Anderson’s letter to the Board is attached as exhibit number 99.18 to Amendment No. 16  to the Anderson family’s Schedule 13D/A, which was filed with the Securities and Exchange Commission (“SEC”) today.  This Amendment is available at no charge on the SEC’s website at www.sec.gov.

ABOUT BOOKS-A-MILLION, INC.
Books-A-Million, Inc. is one of the nation’s leading book retailers and sells on the Internet at www.booksamillion.com. The Company presently operates 256 stores in 33 states and the District of Columbia. The Company operates large superstores under the names Books-A-Million (BAM!), Books & Co. and 2nd & Charles and traditional bookstores operating under the names Bookland and Books-A-Million. Also included in the Company’s retail operations is the operation of Yogurt Mountain Holding, LLC, a retailer and franchisor of self-serve frozen yogurt stores with 43 locations. The Company also develops and manages commercial real estate investments through its subsidiary, Preferred Growth Properties. The common stock of Books-A-Million, Inc. is traded on the NASDAQ Global Select Market under the symbol BAMM. For more information, visit the Company’s corporate website at www.booksamillioninc.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; uncertainties related to the Internet and the Company's Internet initiative; and the impact of the availability of e-content and the e-reader market. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, stockholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. Please refer to the Company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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